SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K


              Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


                        DECEMBER 1, 1999


                   DELTA PETROLEUM CORPORATION
     (Exact name of registrant as specified in its charter)



 Colorado                    0-16203                84-1060803
(State of                   Commission          (I.R.S. Employer
Incorporation)               File No.           Identification No.)



        Suite 3310
        555 17th Street
        Denver, Colorado                              80202
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (303) 293-9133

ITEM 2.   ACQUISITION OF ASSETS

           On December 1, 1999, the Company completed the acquisition of interests in the offshore California Point Arguello Unit, with its three producing platforms and related facilities, and in the adjacent undeveloped Rocky Point Unit from Whiting Petroleum Corporation ("Whiting") pursuant to a Purchase and Sale Agreement dated June 9, 1999. (See Exhibit 99.1 to Form 8-K dated June 9, 1999). The Company acquired a net operating interest in the Point Arguello Unit and related facilities which covers 100% of a 6.07% working interest as described in the Conveyance and Assignment from Whiting to the Company, a copy of which is incorporated herein as Exhibit 10.1. Delta also acquired an 11.11% interest in the adjacent OCS Block 451 (E/2) and 100% interest in OCS Blocks 452 and 453 which leases comprise the undeveloped Rocky Point Unit. The Rocky Point Unit is operated by Whiting which also holds the interest as nominee for Delta. Under the terms of the agreements between the parties, Whiting has retained all liability for abandonment costs associated with the Point Arguello Unit and related facilities.

           The purchase price of $6,000,000, less net proceeds from revenues after the April 1, 1999 effective date was paid in three installments on June 9, 1999 ($1,000,000), August 2, 1999 ($2,000,000),
and December 1, 1999 (approximately $2,480,000). The Company borrowed the funds to purchase the properties. These financing arrangements as well as other aspects of the acquisition are described in Forms 8-K dated June 9, 1999, as amended, and August 25, 1999 and in Item 5 herein.

ITEM 5.  OTHER EVENTS

           On December 1, 1999, the Company borrowed $8,000,000 from Kaiser-Francis Oil Company. The loan agreement (without exhibits) and promissory note, both dated December 1, 1999, are incorporated herein as Exhibits 10.2 and 10.3. The loan agreement provides for a four and one-half year loan with certain "prepayment penalties" as described therein and permitted Kaiser-Francis Oil Company to acquire for its own account certain mid-continent oil and gas properties which Delta had previously agreed to acquire. The Company also issued warrants to purchase 250,000 shares of its common stock for two years at $2.00 per share to Kaiser-Francis Oil Company. Proceeds from this loan were used to discharge and/or reduce principal and accrued interest on previous loans from others used to make the first and second installment payments for the acquisition of the Whiting interests in Point Arguello and Rocky Point and to discharge a previous loan used to acquire properties from Whiting in New Mexico and Texas (see Form 8-K dated November 1, 1999).

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

           Proforma Financial information and any other exhibits required will be filed by amendment to this Form 8-K within sixty (60) days.

     10.1 Conveyance and Assignment from Whiting Petroleum Corporation dated December 1, 1999.
     10.2 Loan Agreement (without exhibits) between Kaiser-Francis Oil Company and Delta Petroleum Corporation dated December 1, 1999.
     10.3 Promissory Note dated December 1, 1999.

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DELTA PETROLEUM CORPORATION
                                   (Registrant)

Date:  December 9, 1999          By:s/Aleron H. Larson, Jr.
                                   Aleron H. Larson, Jr.
                                   Chairman/C.E.O.


                          INDEX TO EXHIBITS

(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

     10.1 Conveyance and Assignment from Whiting Petroleum Corporation dated December 1, 1999.
     10.2 Loan Agreement (without exhibits) between Kaiser-Francis Oil Company and Delta
          Petroleum Corporation dated December 1, 1999.
     10.3 Promissory Note dated December 1, 1999.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of Security Holders. Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.